UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011

THE HOWARD HUGHES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75240
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Certain indirect, wholly-owned subsidiaries of The Howard Hughes Corporation (the “HHC Purchasers”) entered into a Partnership Interest Purchase Agreement dated effective as of June 20, 2011 (the “Purchase Agreement”) with MS TWC, Inc., a Delaware corporation (“MS TWC”), and MS/TWC Joint Venture, a Delaware general partnership (“MS/TWC JV”, and together with MS TWC, the “Sellers”), pursuant to which the HHC Purchasers purchased all of the Sellers’ equity interest (the “Sellers’ Interest”) in the partnerships (“The Woodlands Partnerships”) which develop and hold certain beneficial interests in the real estate within The Woodlands Master Planned Community located in Houston, Texas (“The Woodlands Acquisition”). The Board of Directors of The Howard Hughes Corporation unanimously voted to approve the Purchase Agreement and The Woodlands Acquisition. The Woodlands Acquisition closed on July 1, 2011 and The Howard Hughes Corporation now owns 100% of the equity interests in The Woodlands Partnerships and will reflect the assets and liabilities of The Woodlands Partnerships as a consolidated subsidiary.
     The purchase price for The Woodlands Acquisition is $117.5 million, in the aggregate, of which the HHC Purchasers paid the Sellers $20.0 million upon closing. The HHC Purchasers will pay the Sellers the remaining $97.5 million of the purchase price by December 1, 2011. Pursuant to the terms of the Purchase Agreement, the $97.5 million portion of the purchase price is evidenced by a non-interest bearing promissory note maturing on December 1, 2011 (the “Promissory Note”) made jointly by the HHC Purchasers in favor of the Sellers. Pursuant to the terms of the Purchase Agreement, the HHC Purchasers also pledged all of the Sellers’ Interest in The Woodlands as security for payment of the amounts due under the Promissory Note.
     The Purchase Agreement contains customary representations, warranties and covenants by the HHC Purchasers and the Sellers.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the HHC Purchasers or the Sellers. Certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the HHC Purchasers and the Sellers rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the HHC Purchasers and the Sellers. A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference. The description of the Purchase Agreement, and any other agreement contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     See information set forth in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Partnership Interest Purchase Agreement dated as of June 20, 2011 among TWC Commercial Properties, LLC, TWC Commercial Properties, LP, TWC Operating, LLC, TWC Operating, LP, TWC Land Development, LLC, TWC Land Development, LP and MS TWC, Inc., MS/TWC Joint Venture

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
Peter F. Riley
Senior Vice President, Secretary and General Counsel
Date: July 1, 2011

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